UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814

(Commission File Number)

84-0705083

(IRS Employer Identification No.)

1490 Lafayette Street, Suite 203, Denver, CO 80218

(Address of principal executive office) (Zip Code)

Registrant’s telephone, including area code (303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 8.01. OTHER EVENTS

On March 19, 2014, the District Court, City and County of Denver, State of Colorado, granted the Registrant’s motion for summary judgment against High Plains A&M, LLC (“High Plains”), in the lawsuit filed by High Plains against the Registrant on February 27, 2012. In that lawsuit, High Plains alleged that the Registrant breached certain representations made in connection with the Asset Purchase Agreement entered into between the Registrant and High Plains on May 10, 2006, related to the purchase of the Registrant’s Arkansas River water and land. The District Court’s order in favor of the Registrant dismisses the High Plains’ lawsuit with prejudice.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit 99.1	Press Release dated March 20, 2014 advising of the Order Granting Summary Judgment against High Plains A&M, LLC

____________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2014
PURE CYCLE CORPORATION

	By:	/s/ Mark W. Harding,
	Name:	Mark W. Harding,
	Title:	President and Chief Financial Officer